HALLIBURTON COMPANY

                               SENIOR EXECUTIVES'

                           DEFERRED COMPENSATION PLAN

                             AS AMENDED AND RESTATED

                            EFFECTIVE JANUARY 1, 1999



                                TABLE OF CONTENTS


ARTICLE I:     PURPOSE OF THE PLAN...........................        I-1

ARTICLE II:    DEFINITIONS...................................        II-1

ARTICLE III:   ADMINISTRATION OF THE PLAN....................        III-1

ARTICLE IV:    ALLOCATIONS UNDER THE PLAN,
               PARTICIPATION IN THE PLAN AND
               SELECTION FOR AWARDS..........................        IV-1

ARTICLE V:     NON-ASSIGNABILITY OF AWARDS...................        V-1

ARTICLE VI:    VESTING.......................................        VI-1

ARTICLE VII:   DISTRIBUTION OF AWARDS........................        VII-1

ARTICLE VIII:  NATURE OF PLAN................................        VIII-1

ARTICLE IX:    FUNDING OF OBLIGATION.........................        IX-1

ARTICLE X:     AMENDMENT OR TERMINATION OF PLAN..............        X-1

ARTICLE XI:    GENERAL PROVISIONS............................        XI-1

ARTICLE XII:   EFFECTIVE DATE................................        XII-1



                                      (1)

                               HALLIBURTON COMPANY

                               SENIOR EXECUTIVES'

                           DEFERRED COMPENSATION PLAN


         Halliburton Company, having heretofore established the Halliburton Company Senior Executives' Deferred Compensation Plan, pursuant to the provisions of Article X of said Plan, hereby amends and restates said Plan to be effective in accordance with the provisions of Article XII hereof.



                                      (2)

                                    ARTICLE I

                               Purpose of the Plan

         The purpose of the Halliburton Company Senior Executives' Deferred Compensation Plan is to promote growth of the Company, provide an additional means of attracting and holding qualified, competent executives and provide supplemental retirement benefits for the Participants.

                                   ARTICLE II

                                   Definitions

         (A) "Account(s)" shall mean a Participant's Deferred Compensation Account, ERISA Restoration Account, and/or Mandatory Deferral Account, including amounts credited thereto.

         (B) "Administrative Committee" shall mean the administrative committee appointed by the Compensation Committee to administer the Plan.

         (C) "Allocation Year" shall mean the calendar year for which an allocation is made to a Participant's Account pursuant to Article IV.

         (D) "Board of Directors" shall mean the Board of Directors of the Company.

         (E) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (F) "Compensation Committee" shall mean the Compensation Committee of the Board of Directors.

         (F1)"Compensation Limited Participant" shall mean an Employee whose compensation from the Employer for an Allocation Year is in excess of the limit set forth in Section 401(a)(17) of the Code for such Allocation Year.

         (G) "Company" shall mean Halliburton Company.

         (H) "Deferred Compensation Account" shall mean an individual account for each Participant on the books of such Participant's Employer to which is credited amounts allocated for the benefit of such Participant pursuant to the provisions of Article IV, Paragraph (E).

         (I) "Employee" shall mean any employee of the Employer. The term does not include independent contractors or persons who are retained by an Employer as consultants only.

         (J) "Employer" shall mean the Company and any Subsidiary designated as an Employer in accordance with the provisions of Article III of the Plan.

         (J1)"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         (K) "ERISA Restoration Account" shall mean an individual account for each Participant on the books of such Participant's Employer to which is credited amounts allocated for the benefit of such Participant pursuant to the provisions of Article IV, Paragraphs (G), (G1) and (G2). Such amount shall include amounts allocated to a Participant's "Excess Benefit Account" prior to January 1, 1995.

         (L) "Excess Remuneration Account" shall mean an individual account for each Participant on the books of such Participant's Employer to which is credited amounts allocated for the benefit of such Participant pursuant to the provisions of Article IV, Paragraph (H).

         (M) "Participant" shall mean a Compensation Limited Participant or a Senior Executive Participant.

         (M1)"Pension Equalizer Contribution" shall have the meaning set forth in the Halliburton Retirement and Savings Plan.

         (N) "Plan" shall mean the Halliburton Company Senior Executives' Deferred Compensation Plan, as amended and restated January 1, 1996, and as the same may thereafter be amended from time to time.

         (N1) "Senior Executive" shall mean an Employee who is a senior executive, including an officer, of an Employer (whether or not he is also a director thereof), who is employed by an Employer on a full-time basis, who is compensated for such employment by a regular salary and who, in the opinion of the Compensation Committee, is one of the key personnel of an Employer in a position to contribute materially to its continued growth and development and to its future financial success.

         (N2) "Senior Executive Participant" shall mean a Senior Executive who is selected as a Senior Executive Participant for an Allocation Year pursuant to
Article IV, Paragraph (A).

         (O) "Subsidiary" shall mean at any given time, any other corporation of which an aggregate of 80% or more of the outstanding voting stock is owned of record or beneficially, directly or indirectly, by the Company or any other of its Subsidiaries or both.

         (P) "Termination of Service" shall mean severance from employment with an Employer for any reason other than a transfer between Employers.

         (Q) "Trust" shall mean any trust created  pursuant to the provisions of
Article IX.

         (R) "Trust Agreement" shall mean the agreement establishing the Trust.

         (S) "Trustee" shall mean the trustee of the Trust.

         (T) "Trust Fund" shall mean assets under the Trust as may exist from time to time.

                                   ARTICLE III

                           Administration of the Plan

         (A) The Compensation Committee shall appoint an Administrative Committee to administer, construe and interpret the Plan. Such Administrative Committee, or such successor Administrative Committee as may be duly appointed by the Compensation Committee, shall serve at the pleasure of the Compensation Committee. Decisions of the Administrative Committee with respect to any matter involving the Plan shall be final and binding on the Company, its shareholders, each Employer and all officers and other executives of the Employers. For purposes of the Employee Retirement Income Security Act of 1974, the Administrative Committee shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan.

         (B) The Administrative Committee shall maintain complete and adequate records pertaining to the Plan, including but not limited to Participants' Accounts, amounts transferred to the Trust, reports from the Trustee and all other records which shall be necessary or desirable in the proper administration of the Plan. The Administrative Committee shall furnish the Trustee such information as is required to be furnished by the Administrative Committee or the Company pursuant to the Trust Agreement.

         (C) The Company (the "Indemnifying Party") hereby agrees to indemnify and hold harmless the members of the Administrative Committee (the "Indemnified Parties") against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject to the extent that such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any act or omission of the Indemnified Party in connection with the administration of this Plan (including any act or omission of such Indemnified Party constituting negligence, but excluding any act or omission of such Indemnified Party constituting gross negligence or willful misconduct), and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending against any such loss, claim, damage, liability or action.

         (D) Promptly after receipt by the Indemnified Party under the preceding paragraph of notice of the commencement of any action or proceeding with respect to any loss, claim, damage or liability against which the Indemnified Party believes he or she is indemnified under the preceding paragraph, the Indemnified Party shall, if a claim with respect thereto is to be made against the Indemnifying Party under such paragraph, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party is not prejudiced by such omission. If any such action or proceeding shall be brought against the Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume


                                     III-1
the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under the preceding paragraph for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or reasonable expenses of actions taken at the written request of the Indemnifying Party. The Indemnifying Party shall not be liable for any compromise or settlement of any such action or proceeding effected without its consent, which consent will not be unreasonably withheld.

         (E) The Administrative Committee may designate any Subsidiary as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan which apply to the designated Employer only and shall become, as to such designated Employer and its employees, a part of the Plan. Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Administrative Committee required by the terms of or with respect to the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Administrative Committee required by the terms of or with respect to the Plan. Except as modified by the Administrative Committee in its written instrument, the provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer which employs the particular Participant, if not paid from the Trust Fund.

         (F) No member of the Administrative Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which an Administrative Committee member is so disqualified to act and the remaining members cannot agree, the Compensation Committee shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.


                                     III-2

                                   ARTICLE IV

                           Allocations Under the Plan,
               Participation in the Plan and Selection for Awards

         (A) Only Employees shall be eligible to be Participants in the Plan. The Compensation Committee shall be the sole judge of who shall be eligible to be a Senior Executive Participant for any Allocation Year. The selection of a Senior Executive to be a Senior Executive Participant for a particular Allocation Year shall not constitute him a Senior Executive Participant for another Allocation Year unless he is selected to be a Senior Executive Participant for such other Allocation Year by the Compensation Committee. Eligibility to participate as a Compensation Limited Participant for an Allocation Year shall be based on an Employee's compensation for such Allocation Year. An Employee may be both a Senior Executive Participant and a Compensation Limited Participant for the same Allocation Year.

         (B) Each Allocation Year the Compensation Committee shall, in its sole discretion, determine what amounts shall be available for allocation to the Accounts of the Senior Executive Participants pursuant to Paragraph (E) below.

         (C) No award shall be made to any person while he is a voting member of the Compensation Committee.

         (D) The Compensation Committee from time to time may adopt, amend or revoke such regulations and rules as it may deem advisable for its own purposes to guide in determining which of the Employees it shall deem to be Senior Executive Participants for a particular Allocation Year and the method and manner of payment thereof to the Senior Executive Participants.

         (E) The Compensation Committee, during the Allocation Year involved or during the next succeeding Allocation Year, shall determine which eligible Employees it shall designate as Senior Executive Participants for such Allocation Year and the amounts allocated to each Senior Executive Participant for such Allocation Year. In making its determination, the Compensation Committee shall consider such factors as the Compensation Committee may in its sole discretion deem material. The Compensation Committee, in its sole discretion, may notify an Employee at any time during a particular Allocation Year or in the Allocation Year following the Allocation Year for which the award is made that he has been selected as a Senior Executive Participant for all or part of such Allocation Year, and may determine and notify him of the amount which shall be allocated to him for such Allocation Year. The decision of the Compensation Committee in selecting an Employee to be a Senior Executive Participant or in making any allocation to him shall be final and conclusive, and nothing herein shall be deemed to give any Employee or his legal representatives or assigns any right to be a Senior Executive Participant for such Allocation Year or to be allocated any amount except to the extent of the amount, if any, allocated to a Senior Executive Participant for a particular Allocation Year, but at all times subject to the provisions of the Plan.

         (F) An Employee whose Service is Terminated during the Allocation Year and who, on the date of Termination of Service, was eligible to be a Senior Executive Participant may be selected as a Senior Executive Participant for such part of the Allocation Year prior to his Termination and be granted such award with respect to his services during such part of the Allocation Year as the Compensation Committee, in its sole discretion and under any rules it may promulgate, may determine.

         (G) The Administrative Committee shall allocate to the credit of each Compensation Limited Participant for each Allocation Year an amount equal to the reduction in such Compensation Limited Participant's allocations of Employer discretionary contributions and forfeitures under qualified defined contribution plans sponsored by the Employers for such Allocation Year by reason of the application of Section 401(a)(17) of the Code. In addition, for each Allocation Year during which each such Compensation Limited Participant has made the maximum elective contributions under qualified defined contribution plans sponsored by the Employers pursuant to Section 402(g) of the Code, the Administrative Committee shall allocate to the credit of each such Participant under the Plan an amount equal to 4% of such Participant's compensation (as such term is defined in the applicable qualified defined contribution plan) in excess of the compensation limit under Section 401(a)(17) of the Code for such Allocation Year.

         (G1) The Administrative Committee shall determine for each Allocation Year which Senior Executive Participants' allocations of Employer discretionary contributions, Employer matching contributions and forfeitures under qualified defined contribution plans sponsored by the Employers have been reduced for such Allocation Year by reason of the application of Section 415 of the Code, and shall allocate to the credit of each such Senior Executive
Participant under the Plan an amount equal to the amount of such reductions applicable to such Senior Executive Participant; provided, that the total amount allocated to the credit of a Senior Executive Participant under this Paragraph and Paragraph (G) above shall not exceed the total reduction in such Senior Executive Participant's allocations of Employer discretionary contributions, Employer matching contributions and forfeitures for such Allocation Year under qualified defined contribution plans sponsored by the Employers by reason of the application of both Section 401(a)(17) and Section 415 of the Code.

         (G2) The Administrative Committee shall determine for each Allocation Year which Senior Executive Participants' allocations of Employer discretionary contributions, Pension Equalizer Contributions and forfeitures under qualified defined contribution plans sponsored by the Employers have been reduced for such Allocation Year by reason of elective deferrals under the Halliburton Elective Deferral Plan (determined as if Section 401(a)(17) and
Section 415 did not apply to such qualified defined contribution plans), and shall allocate to the credit of each such Senior Executive Participant under the Plan an amount equal to the amount of such reductions applicable to such Senior Executive Participant.

         (H) The Compensation Committee may, in its discretion, allocate to the credit of a Senior Executive Participant under the Plan all or any part of any remuneration payable by the Employer to such Senior Executive Participant which would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Code for any Allocation Year, rather than paying such excessive remuneration to such Senior Executive Participant.

         (I) Allocations to Participants under the Plan shall be made by crediting their respective Accounts on the books of their Employers as of the last day of the Allocation Year, except that an allocation under Paragraph (H) shall be credited to a Participant on the date the amount would have been paid to the Participant had it not been deferred pursuant to the provisions of Paragraph (H). Allocations under Paragraph (E) above shall be credited to the Participants' Deferred Compensation Accounts, allocations under Paragraphs (G),
(G1) and (G2) above shall be credited to the Participants' ERISA Restoration Accounts and allocations under Paragraph (H) above shall be credited to the Participants' Excess Remuneration Account. Accounts of Participants shall also be credited with interest as of the last day of each Allocation Year, at the rate set forth in Paragraph (J) below, on the average monthly credit balance of the Account being calculated by using the balance of each Account on the first day of each month. Prior to Termination of Service, the annual interest shall accumulate as a part of the Account balance. After Termination of Service, the annual interest for such Allocation Year may be paid as more particularly set forth hereinafter.

         (J) Interest shall be credited on amounts allocated to Participants' Deferred Compensation Accounts at the rate of 5% per annum for periods prior to Termination of Service. Interest shall be credited on amounts allocated to Participants' ERISA Restoration Accounts and Excess Remuneration Accounts, and on amounts allocated to Participants' Deferred Compensation Accounts for periods subsequent to Termination of Service, at the rate of 10% per annum.

                                    ARTICLE V

                           Non-Assignability of Awards

         No Participant shall have any right to commute, encumber, pledge, transfer or otherwise dispose of or alienate any present or future right or expectancy which he or she may have at any time to receive payments of any allocations made to such Participant, all such allocations being expressly hereby made non-assignable and non-transferable; provided, however, that nothing in this Article shall prevent transfer (A) by will, (B) by the applicable laws of descent and distribution or (C) pursuant to an order that satisfies the requirements for a "qualified domestic relations order" as such term is defined in section 206(d)(3)(B) of the ERISA and section 414(p)(1)(A) of the Code, including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the ERISA and section 414(p)(4)(B) of the Code. Attempts to transfer or assign by a Participant (other than in accordance with the preceding sentence) shall, in the sole discretion of the Compensation Committee after consideration of such facts as it deems pertinent, be grounds for terminating any rights of such Participant to any awards allocated to but not previously paid over to such Participant.

                                   ARTICLE VI

                                     Vesting

         All amounts credited to a Participant's Accounts shall be fully vested and not subject to forfeiture for any reason except as provided in Article V.

                                   ARTICLE VII

                             Distribution of Awards

         (A) Upon Termination of Service of a Participant, the Administrative Committee (i) shall certify to the Trustee or the treasurer of the Employer, as applicable, the amount credited to each of the Participant's Accounts on the books of each Employer for which the Participant was employed at a time when he earned an award hereunder, (ii) shall determine whether the payment of the amount credited to each of the Participant's Accounts under the Plan is to be paid directly by the applicable Employer, from the Trust Fund, if any, or by a combination of such sources (except to the extent the provisions of the Trust Agreement, if any, specify payment from the Trust Fund) and (iii) shall determine and certify to the Trustee or the treasurer of the Employer, as applicable, the method of payment of the amount credited to each of a Participant's Accounts, selected by the Administrative Committee from among the following alternatives:

                  (1)  A single lump sum payment upon Termination of Service;

                  (2) A payment of one-half of the Participant's balance upon Termination of Service, with payment of the additional one-half to be made on or before the last day of a period of one year following Termination; or

                  (3) Payment in monthly installments over a period not to exceed ten years with such payments to commence upon Termination of Service.

The above notwithstanding, if the total amount credited to the Participant's Accounts upon Termination of Service is less than $50,000, such amount shall always be paid in a single lump sum payment upon Termination of Service.

         (B) The Trustee or the treasurer of the Employer, as applicable, shall thereafter make payments of awards in the manner and at the times so designated, subject, however, to all of the other terms and conditions of this Plan and the Trust Agreement, if any. This Plan shall be deemed to authorize the payment of all or any portion of a Participant's award from the Trust Fund to the extent such payment is required by the provisions of the Trust Agreement, if any.

         (C) Interest on the second half of a payment under Paragraph (A)(2) above shall be paid with the final payment, while interest on payments under Paragraph (A)(3) above may be paid at each year end or may be paid as a part of a level monthly payment computed by the Administrative Committee through the use of such tables as the Administrative Committee shall select from time to time for such purpose.

         (D) If a Participant shall die while in the service of an Employer, or after Termination of Service and prior to the time when all amounts payable to him under the Plan have been paid to him, any remaining amounts payable to the Participant hereunder shall be payable to the estate of the Participant. The Administrative Committee shall cause the Trustee or the treasurer of the


                                     VII-1

Employer, as applicable, to pay to the estate of the Participant all of the awards then standing to his credit in a lump sum or in such other form of payment consistent with the alternative methods of payment set forth above as the Administrative Committee shall determine after considering such facts and circumstances relating to the Participant and his estate as it deems pertinent.

         (E) If the Plan is terminated pursuant to the provisions of Article X, the Compensation Committee may, at its election and in its sole discretion, cause the Trustee or the treasurer of the Employer, as applicable, to pay to all Participants all of the awards then standing to their credit in the form of lump sum payments.



                                     VII-2

                                  ARTICLE VIII

                                 Nature of Plan

         This Plan constitutes a mere promise by the Employers to make benefit payments in the future and Participants have the status of general unsecured creditors of the Employers. Further, the adoption of this Plan and any setting aside of amounts by the Employers with which to discharge their obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Employers, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employers, present and future. This provision shall not require the Employers to set aside any funds, but the Employers may set aside such funds if they choose to do so.



                                     VIII-1

                                   ARTICLE IX

                              Funding of Obligation

         Article VIII above to the contrary notwithstanding, the Employers may fund all or part of their obligations hereunder by transferring assets to a trust if the provisions of the trust agreement creating the Trust require the use of the Trust's assets to satisfy claims of an Employer's general unsecured creditors in the event of such Employer's insolvency and provide that no Participant shall at any time have a prior claim to such assets. Any transfers of assets to a trust may be made by each Employer individually or by the Company on behalf of all Employers. The assets of the Trust shall not be deemed to be assets of this Plan.

                                    ARTICLE X

                        Amendment or Termination of Plan

         The Compensation Committee shall have the power and right from time to time to modify, amend, supplement, suspend or terminate the Plan as it applies to each Employer, provided that no such change in the Plan may deprive a Participant of the amounts allocated to his or her Accounts or be retroactive in effect to the prejudice of any Participant and the interest rate applicable to amounts credited to Participants' Accounts for periods subsequent to Termination of Service shall not be reduced below 6% per annum.

                                   ARTICLE XI

                               General Provisions

         (A) No Participant shall have any preference over the general creditors of an Employer in the event of such Employer's insolvency.

         (B) Nothing contained herein shall be construed to give any person the right to be retained in the employ of an Employer or to interfere with the right of an Employer to terminate the employment of any person at any time.

         (C) If the Administrative Committee receives evidence satisfactory to it that any person entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Administrative Committee may direct that such payment thereof be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.

         (D) Payments to be made hereunder may, at the written request of the Participant, be made to a bank account designated by such Participant, provided that deposits to the credit of such Participant in any bank or trust company shall be deemed payment into his hands.

         (E) Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

         (F) THIS PLAN SHALL BE CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

                                   ARTICLE XII

                                 Effective Date

         This amendment and restatement of the Plan shall be effective from and after January 1, 1999 and shall continue in force during subsequent years unless amended or revoked by action of the Compensation Committee.




                                     XII-1